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                                                                       EXHIBIT 1



February 26, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 26, 2003 of Claimsnet.com, Inc. and are in agreement with the statements contained in Item 4 (a) paragraphs (1),
(2), (4) and (5) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

         Very truly yours,

         ERNST & YOUNG LLP